EXHIBIT 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

January 31, 2023

Board of Directors

Tenax Therapeutics, Inc.

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

Ladies and Gentlemen:

We have acted as counsel to Tenax Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-1, as amended (333-269363) (the “Registration Statement”) and related prospectus (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of up to a maximum aggregate $13,000,000 of (i) shares (the “Common Stock Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), or pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), (ii) warrants to purchase shares of Common Stock (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) and (iii) shares of Common Stock issuable from time to time upon the exercise of the Warrants (the “Warrant Shares” and, together with the Warrants, Pre-Funded Warrants and Common Stock Shares, the “Securities”). The Securities will be sold pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”) between the Company and Roth Capital Partners, LLC (the “Placement Agent”) and as described in the Registration Statement and the Prospectus.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below, including, without limitation, (i) the Registration Statement and Prospectus, (ii) the form of Placement Agency Agreement filed with the Registration Statement, (iii) the form of Securities Purchase Agreement between the Company and each purchaser to be identified on the signature pages thereto, filed with the Registration Statement (the “Purchase Agreement”), (iv) the form of Common Warrant and the form of Pre-Funded Warrant filed with the Registration Statement, (v) the form of Warrant Agency Agreement filed with the Registration Statement (the “Warrant Agreement”), (vi) the Company’s Certificate of Incorporation and Bylaws, as currently in effect, and (vii) the corporate proceedings of the Company taken to date. In addition, we have assumed that the Company’s Board of Directors or an authorized committee thereof has taken action to set the sale price of the Common Stock Shares and the Warrants and the exercise price of the Warrants. We have also examined such authorities of law as we have deemed relevant as a basis for our opinions hereinafter set forth. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Board of Directors

Tenax Therapeutics, Inc.

January 31, 2023

In connection with our opinions expressed below, we have also assumed that, at or prior to the time of the issuance, and the delivery of any Securities, the Registration Statement will have been declared effective under the Act, and the Securities will have been registered under the Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued in connection with the Registration Statement, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities.

Based upon and subject to the foregoing qualifications, assumptions and limitations, we are of the opinion that:

1.

Upon payment therefor and issuance and delivery thereof in accordance with the Placement Agency Agreement and the Purchase Agreement, including the book entry registration and issuance thereof by the Company’s transfer agent and registrar, the Common Stock Shares will be validly issued, fully paid and non-assessable.

2.

Provided that the Warrants have been duly executed and delivered by the Company to the purchasers thereof against payment therefor in accordance with and as provided in resolutions adopted by the Company’s Board of Directors or an authorized committee thereof and the Placement Agency Agreement, the Purchase Agreement, the Registration Statement and the Prospectus, the Warrants will be valid and binding obligations of the Company, except as the same may be limited by applicable bankruptcy, insolvency, voidable transactions, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, assignment for the benefit of creditors and other laws now or hereafter in effect relating to or affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

3.

Following (i) execution and delivery by the Company of the Warrants pursuant to the terms of the Placement Agency Agreement and the Purchase Agreement, (ii) receipt by the Company of the consideration for the Warrants specified in the resolutions of the Company’s Board of Directors or an authorized committee thereof, and (iii) exercise of the Warrants pursuant to their terms, receipt by the Company of the exercise price for the Warrant Shares as specified in the Warrants and issuance by the Company of the Warrant Shares thereunder, including the book entry registration and issuance thereof by the Company’s transfer agent and registrar, the Warrant Shares will be validly issued, fully paid and nonassessable.

Board of Directors

Tenax Therapeutics, Inc.

January 31, 2023

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law and reported judicial decisions relating thereto, except with respect to opinion paragraph (2) above, which is rendered with respect to the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the heading “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP